UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:   August 2, 2006

Date of earliest event reported:   July 27, 2006

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road

Itasca, Illinois 60143

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 .	Entry into a Material Definitive Agreement

One portion of the compensation to be paid to the OfficeMax Incorporated (the “Company”) directors this year is an equity grant issued under the 2003 OfficeMax Incentive and Performance Plan (the “Plan”). On July 27, 2006, the Executive Compensation Committee of the board of directors determined that the form of equity grant to be received by the directors this year will be restricted stock units. In connection with the grant, each director will enter into a 2006 Director Restricted Stock Unit Award Agreement dated July 28, 2006 (an “Agreement”), in the form attached hereto as Exhibit 99.1.

The Agreement states that the award is subject to the terms of the Plan. The Agreement further states that the award will vest six months following the date of grant and that it will be payable in shares of common stock six months following the date of a director’s termination of service from the board due to retirement or resignation (or to be distributed immediately upon death or disability). Unless otherwise approved by the board, if a director leaves the board before the award vests, other than as a result of death or disability, the award will be forfeited.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Agreement, included as Exhibit 99.1 to this filing.  Exhibit 99.1 is incorporated by reference into this Item 1.01.

Item 5.02 .	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers .

On July 27, 2006, Dorrit J. Bern and Joseph M. DePinto were elected to the Company’s board of directors.   Ms. Bern will serve on the Company’s Executive Compensation Committee and its Audit Committee.  Mr. DePinto will serve on the Company’s Governance and Nominating Committee and its Audit Committee.

Since 2002, 7-Eleven, Inc., where Mr. DePinto serves as President and Chief Executive Officer; Charming Shoppes, Inc. (and its affiliates), where Ms. Bern serves as Chairman, President and Chief Executive Officer; and Southern Company, where Ms. Bern serves as a director, have purchased office supplies from OfficeMax. Each of these sales accounted individually for less than 1% of OfficeMax revenues in the applicable year.

OfficeMax has purchased energy from affiliates of Southern Company.  Each of these purchases accounted for less than 1% of the selling entity’s revenues in the applicable year.

All of the transactions described above were entered into in the ordinary course of business and involved the purchase or provision of goods or services on a non-exclusive basis and at arms-length negotiated rates. Our board has determined that these transactions are not material relationships under the NYSE’s Corporate Governance Listing Standards and do not otherwise impair the independence of the new directors.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2006, the Company’s board unanimously voted to amend Sections 14 and 15 of the Company’s Bylaws to remove references to a classified board structure, thereby providing for the annual election of all directors and making the language of the bylaws consistent with the provisions of the Company’s Certificate of Incorporation.  The Company amended its Certificate of Incorporation to declassify its board of directors following approval of the amendment by its shareholders at the Company’s 2006 annual meeting of shareholders. The declassification proposal, along with the board’s recommendation to shareholders that they approve the proposal, was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2006.

 This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which are included as Exhibit 3.1 to this filing.  Exhibit 3.1 is incorporated by reference into this Item 5.03.

Item 9.01               Financial Statements and Exhibits.

(d)         Exhibits.

3.1	Amended and Restated Bylaws of the Company

99.1	Form of 2006 Director Restricted Stock Unit Award Agreement dated July 28, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 2, 2006

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General
Counsel

EXHIBIT INDEX

Number	Description

3.1	Amended and Restated Bylaws of the Company

99.1	Form of 2006 Director Restricted Stock Unit Award Agreement dated July 28, 2006